	One Arin Park	Phone 732-671-2244
Certified Public Accountants	1715 Highway 35
& Managemnt Consultants	Middletown, NJ 07748

Exhibit 16.1

December 6, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Re: XL RENT, INC. (Formerly E Med Future, Inc.)
       File No.: 033-55254-36

We have read Item 4.01 of Form 8-K of XL RENT, INC. (formerly E Med Future, Inc.) dated November 6, 2012, and agree with the statements concerning our Firm contained therein.

/s/ Meyler & Company, LLC